Exhibit 1.1

12,900,000 American Depositary Shares

representing 51,600,000 Ordinary Shares, par value US$0.0001 per Ordinary Share

China Zenix Auto International Limited

UNDERWRITING AGREEMENT

May     , 2011

May     , 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

As Representative of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

China Zenix Auto International Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), proposes, on the terms and subject to the conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 11,610,000 American depositary shares (the “ADSs”), each representing four ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”) and Richburg Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Richburg”), proposes, on the terms and subject to the conditions stated herein, to sell to the several Underwriters an aggregate of 1,290,000 ADSs (such 12,900,000 ADSs to be sold by the Company and Richburg are hereinafter collectively referred to as the “Firm ADSs”). Certain selling shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, severally, on the terms and subject to the conditions stated herein, to sell to the several Underwriters, up to an additional 1,935,000 ADSs, representing 7,740,000 Ordinary Shares (such 1,935,000 additional ADSs are hereinafter referred to as the “Additional ADSs”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto, if and to the extent that you, as representative of the Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Ordinary Shares represented by the Offered ADSs are hereafter referred to as the “Offered Shares.” Unless the context otherwise requires, each reference to the Firm ADSs, Additional ADSs or Offered ADSs herein also includes the Offered Shares represented by such ADSs. The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers” and each, a “Seller.”

The Offered ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated as of —, 2011 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and holders and beneficial owners of ADSs from time to time.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-173587), including a prospectus, relating to the Offered Shares and a registration statement on Form F-6 (No. 333-173588) relating to the ADSs. The registration statement relating to the Offered Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The prospectus in the form first used to confirm sales of Offered Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the ADSs, as amended at the time it becomes effective, is hereafter referred to as the “ADS Registration Statement.” The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (No. —) to register the Offered Shares and the Offered ADSs (the “Form 8-A Registration Statement”).

For purposes of this underwriting agreement (this “Agreement”), “preliminary prospectus” means any prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADS Registration Statement,” “Form 8-A Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties of the Company and Mr. Jianhui Lai. The Company and Mr. Jianhui Lai (PRC ID Number:                     ), chairman of the Company’s Board of Directors, chief executive officer and founder of the Company (“Mr. Lai”), jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) Effectiveness of Registration Statement. Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company after due inquiry, threatened by the Commission.

(b) Compliance with Securities Act Requirements. (i) Each of the Registration Statement, ADS Registration Statement and Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Exchange Act (as applicable) and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 below), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered ADSs.

(d) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a company limited by shares in good standing under the laws of the British Virgin Islands, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, shareholders’ equity or prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”). The memorandum and articles of association and other constitutive or organizational documents of the Company comply with the requirements of applicable British Virgin Islands law and are in full force and effect. No change will be made to any such constitutive or organizational documents on or after the date of this Agreement through and including the Closing Date except for the Company’s Amended and Restated Memorandum and Articles of Association which will become effective on the Closing Date and are attached as an exhibit to the Registration Statement.

(e) Subsidiaries. The Company’s subsidiaries have been identified in Schedule IV hereto (each, a “Subsidiary”), and the Company has no other direct or indirect subsidiaries and there is no other company over which it has direct or indirect effective control. Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except, in each case, to the extent that the lack of corporate power and authority or failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock (or other equity interest) of each Subsidiary have been duly authorized and validly issued, fully paid and non-assessable; and the capital stock (or other equity interest) of each Subsidiary owned by the Company, directly or indirectly, is free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or equity interest in any of the Subsidiaries was issued in violation of preemptive or similar rights of any securityholder of such equity. The memorandum and articles of association and other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect.

(f) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and Mr. Lai.

(g) Authorization of Registration Statements. The Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, all preliminary prospectuses, free writing prospectus, the Time of Sale Prospectus and the Prospectus have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(h) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(i) Share Capital. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) Ordinary Shares. The Ordinary Shares outstanding, including the Offered Shares to be sold by the Selling Shareholders, prior to the issuance of the Offered Shares represented by the Offered ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive, resale, right of first refusal or similar rights of any securityholder. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company.

(k) Shares to be Offered. The Offered Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will conform in all material respects to the description of such Offered Shares contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and will not be subject to any preemptive, resale right, right of first refusal or similar rights.

(l) No Encumbrance and Free Transferability of Offered ADSs. The Offered ADSs and the Offered Shares to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims and will have been issued in compliance with all U.S. federal (“Federal”) and state securities laws. Upon payment of the purchase price in accordance with this Agreement, the Depositary or its nominee, as the registered holder of the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the memorandum and articles of association of the Company as then in effect; the Offered Shares may be freely deposited by the Company and the Selling Shareholders with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs as contemplated by the Deposit Agreement; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on subsequent transfers of the Offered Shares or the Offered ADSs under the laws of the People’s Republic of China (“PRC”), British Virgin Islands or the United States, as the case may be.

(m) Listing. The Offered ADSs have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(n) Absence of Further Requirements for Transaction. No consent, approval, authorization from or order of, or filing clearance, qualification or registration (a “Governmental Authorization”) with, any governmental body or agency, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (each, a “Governmental Agency”) is required for the consummation of the transactions contemplated under this Agreement or the Deposit Agreement in connection with the offering, issuance and sale of the Offered ADSs by the Company, the offering and sale of the Offered ADSs by the Selling Shareholders and the deposit of the Offered Shares with the Depositary against issuance of ADRs evidencing the ADSs, except such as have been obtained, or made and such as may be required under state securities or Blue Sky laws.

(o) No Contravention. The execution, delivery and performance by the Company of its obligations under this Agreement and the Deposit Agreement, the consummation of the transactions contemplated herein and therein, the issuance and sale of the Offered ADSs and the Offered Shares by the Company, the deposit of the Offered Shares with the Depositary, the issuance of the ADRs evidencing the Offered ADSs, the listing of the Offered ADSs on the NYSE, and the application of the net proceeds from the offering of the Offered ADSs, do not and will not contravene or result in any breach or violation of (i) any statute, rule or order of any Governmental Agency, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties, (ii) the provisions of the memorandum and articles of association or any other constitutive or organizational documents of the Company and any of its Subsidiaries, or (iii) any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) of the Company or any of the Subsidiaries under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject, except, in the case of (i) and (iii), for those that would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any person.

(p) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties, management, shareholders’ equity or prospects of the Company and the Subsidiaries, taken as a whole, that would have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets/liabilities or net assets/liabilities of the Company and the Subsidiaries, taken as a whole, (iv) there has been no transaction by the Company or any of the Subsidiaries that would have a Material Adverse Effect, and (v) there has been no obligation, direct or contingent (including any off-balance sheet obligation), incurred by the Company or any of the Subsidiaries that would have a Material Adverse Effect.

(q) No Violation. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable laws, regulations, rules, orders, decrees, guidelines or notices of the United States, the PRC, British Virgin Islands, and any other jurisdiction where it was incorporated, operates or conduct business, (ii) in violation of its respective memorandum and articles of association or its other constitutive or organizational documents, or (iii) in default (or with the giving of notice or lapse of time, or both, would be in default) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the properties of any of them is subject, except, in the case of clauses (i) and (iii), for such violations and defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

(r) Legal Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Company after due inquiry, threatened to which the Company, any of its Subsidiaries or any of their respective directors or officers is a party or to which any of the properties of the Company, any of its Subsidiaries or their respective directors or officers is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and proceedings that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the power or ability of the Company or Mr. Lai to perform its obligations under this Agreement or the Deposit Agreement, or the consummation of the transactions contemplated hereby and thereby or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) Preliminary Prospectus. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(u) Passive Foreign Investment Company. The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the year 2011 or for the foreseeable future.

(v) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable laws and regulations of the PRC and other countries relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(w) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement.

(x) Business Practices. Neither the Company nor any of its Subsidiaries or affiliates, nor any of their respective director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(y) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z) Sanctioned Activities. (i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer, employee, nor, to the best knowledge of the Company after due inquiry, any agent, affiliate, or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Lebanon, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, for the past three years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv) The Entity has instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with the representations, warranties and covenants contained in this Section 1(z).

(aa) No Broker-Dealer Affiliation. There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the officers, directors or holders of 5% or greater of the securities of the Company.

(bb) Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(cc) Intellectual Property. The Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent, patent rights, copyrights, domain names, licenses, approvals, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, or any of its Subsidiaries with respect to any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact that would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries, as the case may be, in violation of any contractual obligation binding on the Company or on any of its Subsidiaries except in each case covered by clauses (i) to (vi) above such as would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(dd) Material Contracts. Each of the Company, its Subsidiaries and Mr. Lai has full power, authority and legal right to enter into, execute, assume, deliver and perform its or his obligations under each of the contracts and agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement to which it is a party (the “Disclosed Contracts”), and has authorized, executed and delivered each of the Disclosed Contracts, and, assuming due authorization, execution and delivery by the other parties thereto, the Disclosed Contracts constitute valid, legal and binding obligations of the Company, such Subsidiary or Mr. Lai, enforceable against it or him in accordance with the terms thereof, subject, in each case as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Neither the Company, nor any of its Subsidiaries or Mr. Lai has sent or received any communication regarding termination of, or intent not to renew, any of the Disclosed Contracts, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or Mr. Lai or, to the best knowledge of the Company after due inquiry, any other party to any such contract or agreement.

(ee) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, customers, distributors or contractors that could, individually or in the aggregate, have a Material Adverse Effect.

(ff) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) issued by the appropriate regulatory authorities necessary or material to their respective businesses now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them; all the Licenses are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Licenses, that if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(hh) Internal Controls. The Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) (including the Audit Committee (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee of the Board) are in compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations promulgated thereunder and all applicable rules of the NYSE (the “Exchange Rules”). The Company has adopted, or upon consummation of the offering of the Offered ADSs will adopt, corporate governance guidelines. The Company has established and maintains and evaluates a system of internal controls, including but not limited to “disclosure controls and procedures” and “internal control over accounting matters and financial reporting,” each as defined in Rules 13a-15 and 15d-15 under the Exchange Act, an internal audit function and legal and regulatory compliance controls (collectively, the “Internal Controls”). The Internal Controls are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of assets of the Company and the Subsidiaries. The Internal Controls are, or upon consummation of the offering of the Offered ADSs will be, overseen by the Audit Committee in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) there has not been any significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the securities laws, or any matter which, if determined adversely, would individually or in the aggregate have a Material Adverse Effect, and (B) within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board an Internal Control Event, any violation of, or failure to comply with, the securities laws, or any matter which, if determined adversely, would individually or in the aggregate have a Material Adverse Effect. The Company has taken all necessary actions to ensure that, upon and at all times after the initial filing of the registration statement on Form F-1 (No. 333-173587), the Company and its Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.

(ii) Distribution by Subsidiaries. None of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) repaying to the Company any loan, (iii) making advances to the Company or (iv) transferring any of its property or assets to the Company or any other Subsidiaries; provided that, in the case of (iv) above, any transfer from the Company’s Subsidiaries of real properties to the Company or any other Subsidiary that is incorporated outside the PRC shall meet the requirements under applicable PRC law with respect to the purpose of such transfer. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries, after full payment of withholding tax under the PRC laws may be converted into foreign currency that may be freely transferred out of the PRC without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties in the PRC or its jurisdiction of incorporation (except for relevant tax clearance certificates).

(jj) Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the British Virgin Islands and any political subdivision thereof, (i) all dividends and other distributions declared and payable on the Offered ADSs and the Offered Shares may be paid by the Company to holders thereof or to the Depositary, as the case may be, in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of such jurisdiction; (ii) all such payments made to holders thereof or therein who are non-residents of such jurisdiction will not be subject to income, withholding or other taxes under laws and regulations of, and will otherwise be free and clear of any other tax, duty, withholding or deduction in, such jurisdiction, without the necessity of obtaining any Governmental Authorization in such jurisdiction or any political subdivision or taxing authority thereof or therein.

(kk) Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified, and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with IFRS applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the audited consolidated financial statements included therein and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Deloitte Touche Tohmatsu, who has audited and reviewed the financial statements included in each Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, and by the rules of the Public Company Accounting Oversight Board.

(ll) Critical Accounting Policies. The section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the Registration Statement, the Time of Sale Prospectus and Prospectus accurately and fully describes (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (the “Critical Accounting Policies”) in all material respects; (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies in all material respects; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Board and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s legal advisers and independent public accountants with respect to such disclosure.

(mm) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Time of Sale Prospectus and Prospectus accurately and fully describes in all material respects all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Off-Balance Sheet Arrangements” in the Registration Statement, the Time of Sale Prospectus and Prospectus accurately and fully describes in all material respects all off-balance sheet transactions, arrangements and obligations of the Company and the Subsidiaries.

(nn) Related Party Transactions. There are no material relationships or transactions between the Company or any of its Subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers or any affiliates or members of the immediate families of such persons, on the other hand, although required to be disclosed under the securities laws, that are not disclosed in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(oo) No Additional Sale of Securities. The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(pp) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein, to the extent required under the securities laws, have been duly obtained and have not been revoked.

(qq) Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Description of Share Capital” and “Description of American Depositary Shares” insofar as they purport to constitute a summary of the terms of the Offered Shares and the Offered ADSs, respectively, and under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our Corporate Structure and History,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters in all material respects and present the information required to be shown.

(rr) Stabilization. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(ss) Stamp Duty. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong and British Virgin Islands by or on behalf of the Underwriters to any PRC, Hong Kong or British Virgin Islands taxing authority in connection with (i) the issuance, sale and delivery of the Ordinary Shares by the Company, the sale and delivery of the Ordinary Shares by the Selling Shareholders, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from the Company and the Selling Shareholders and the initial sale and delivery of the Offered ADSs representing the Offered Shares to purchasers thereof by the Underwriters, (iii) the deposit of the Offered Shares with the Depositary and the issuance and delivery of the Offered ADRs evidencing the Offered ADSs, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(tt) Corporate Structure. The entering into and the consummation of the transactions contemplated in the relevant documents described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Our Corporate Structure and History” constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in such documents have been taken and all consents required from the respective parties have been obtained and are in full force and effect; and, to the extent applicable, all necessary Governmental Authorizations and steps required for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

(uu) SAFE Compliance. Each of the Company and its Subsidiaries has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents or citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(vv) M&A Rules. (i) Each of the Company and each of the Company’s directors and officers that signed the Registration Statement is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), including the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors and officers that signed the Registration Statement and each such directors and officers has confirmed that he or she understands such legal advice.

(ii) The issuance and sale of the Offered Shares and the Offered ADSs, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, after taking into account (A) the agreements as disclosed in the section captioned “Our Corporate Structure and History” in the Registration Statement, the Time of Sale Prospectus and Prospectus, including but not limited to the memorandum of understanding dated November 1, 2008 between Ms. Laifan Chu (HK Permanent ID No.:                     ) and Mr. Lai and the share purchase option agreement dated October 25, 2010 between Ms. Laifan Chu and Mr. Lai (the “Share Purchase Option Agreement”), and (B) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the transactions contemplated thereby, including Mr. Lai’s exercise of his option under the Share Purchase Option Agreement to purchase any or all of the shares of Newrace Limited from Ms. Laifan Chu after the expiration of the six-month period following the completion of the transactions contemplated by this Agreement and the Deposit Agreement, are not and will not be, as of the date hereof and on the Closing Date, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(iii) The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement.

(ww) Taxes. The Company and each of its Subsidiaries have timely filed all national and local tax returns or assessments of a similar nature (whether imposed directly or through withholding) required to be filed through the date of this Agreement or have requested extensions thereof (except in each case where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes (including any assessments, fines or penalties) required to be paid by them (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and by appropriate proceedings and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) individually or in the aggregate, a Material Adverse Effect. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of its Subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xx) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the British Virgin Islands for the enforcement thereof against the Company in accordance with the laws of the British Virgin Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the British Virgin Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any Governmental Agency in the British Virgin Islands or that any British Virgin Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder; and this Agreement is in proper form under the laws of the PRC for the enforcement thereof against Mr. Lai in accordance with the laws of the PRC and to ensure the legality, validity, enforceability or admissibility into evidence in such jurisdiction of this Agreement, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Agency in the PRC or that any stamp duty or similar tax be paid on or in respect of this Agreement or any other document to be furnished hereunder in the PRC.

(yy) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the British Virgin Islands, Hong Kong and the PRC, and will be honored by courts in the British Virgin Islands, Hong Kong and to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 7.07 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 17), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.07 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 17 hereof) for service of process, in each case, in any action arising out of or relating to this Agreement, the Deposit Agreement, the transactions contemplated hereby or thereby or the Offered ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof and Section 7.07 of the Deposit Agreement.

(zz) No Immunity. None of the Company, any of its Subsidiaries, Mr. Lai or any of their respective properties, assets or revenues is entitled to any right of immunity, under the laws of the British Virgin Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, in the jurisdiction of any of the British Virgin Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its Subsidiaries, Mr. Lai or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its Subsidiaries and Mr. Lai waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(aaa) Enforceability of Civil Liabilities. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by (i) British Virgin Islands courts, without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the British Virgin Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any British Virgin Islands court at the time the lawsuit is instituted in the foreign court; and (ii) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law.

(bbb) No Finder’s Fee. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ccc) Forward-Looking Statement. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(ddd) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405.

(eee) No Personal Liability. No holder of any of the Ordinary Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company solely by virtue of its holding of any such Ordinary Shares or Offered ADSs; and except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the Ordinary Shares or the ADSs to hold, vote or transfer their securities.

(fff) Rights of ADR Holders. Under the laws of the British Virgin Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(ggg) Exhibits. There are no statutes, regulations or contracts or other documents required under the Securities Act to be filed as exhibits to the Registration Statements and no legal or governmental proceedings, contracts or other documents required under the Securities Act to be described in the Registration Statements, the Time of Sale Prospectus and the Prospectus that are not so filed or described.

(hhh) Lock-Up Agreement. Each officer, director and shareholder of the Company as listed in Schedule V has furnished to the Representative, on or prior to the date of this Agreement, a duly executed letter or letters, substantially in the form of Exhibit F hereto (each such letter, a “Lock-Up Agreement”).

(iii) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company and Mr. Lai, as the matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to, and agree with, each of the Underwriter that:

(a) Due Organization. Such Selling Shareholder has been duly organized and is validly existing and in good standing as a company in its jurisdiction of formation.

(b) Title to Securities. Such Selling Shareholder has, and on each Closing Date will have (i) good and valid title to the Offered Shares to be delivered by it, free and clear of any liens, encumbrances, equities and claims and (ii) full right, power and authority to effect the sale and delivery of the Offered ADSs contemplated by this Agreement; and, upon delivery of the Offered ADSs and payment therefor pursuant hereto, good and valid title to such Offered ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters.

(c) Accurate Disclosure. The Registration Statements, the Time of Sale Prospectus and the Prospectus, as they relate to such Selling Shareholder, in each case do not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall apply only to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein; and such Selling Shareholder is not prompted to sell the Offered ADSs to be sold by it hereunder by any material information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d) Selling Shareholders Questionnaire. The selling shareholders questionnaire containing certain information regarding such Selling Shareholder (the “Questionnaire”), completed by such Selling Shareholder and submitted to the Company on or prior to the date hereof, does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Questionnaire is valid and binding on such Selling Shareholder.

(e) Custody Agreement. Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, and the custody agreement in the form set forth in Annex I attached hereto (the “Custody Agreement”) signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “Custodian”), relating to, among others, the deposit of the Offered Shares to be sold by such Selling Shareholder in connection with the offer and sale of the Offered ADSs contemplated herein, and to perform its obligations under such agreements.

(f) Power-of-Attorney. The power of attorney in the form set forth in Annex II attached hereto (the “Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(g) Authorization of Agreements. Each of this Agreement, the Power of Attorney and the Custody Agreement in connection with the offer and sale of the Offered ADSs contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder.

(h) Absence of Further Requirements. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement, the consummation by such Selling Shareholder of the transactions herein and therein contemplated and the fulfillment by such Selling Shareholder of the terms hereof and thereof will not require any Governmental Authorization.

(i) Shares Freely Depositable and Transferable. The Offered Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Offered Shares so deposited by such Selling Shareholder. When issued and delivered against payment thereof, the ADSs deposited by such Selling Shareholder are freely transferable by such Selling Shareholder to or for the account of the Underwriters and there are no restrictions on subsequent transfers of such Offered Shares.

(j) No Conflicting Obligations. The Ordinary Shares to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law or the occurrence of any other event.

(k) No Contravention. The execution, delivery and performance of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions contemplated herein and therein, do not and will not contravene or result in any breach or violation of (i) any statute, rule or order of any Governmental Agency, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, (ii) the provisions of the memorandum and articles of association or any other constitutive or organizational documents of such Selling Shareholder, or (iii) any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event of such Selling Shareholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, except, in the case of (i) and (iii), for those that would not, individually or in the aggregate, result in a Material Adverse Effect.

(l) Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(m) No Broker-Dealer Affiliation. Such Selling Shareholder has no affiliations or associations with any member of the FINRA and none of the proceeds received by such Selling Shareholder from the sale of the Offered Shares and the Offered ADSs to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member.

(n) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering.

(o) Stamp Duty. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong and British Virgin Islands by or on behalf of the Underwriters to any PRC, Hong Kong or British Virgin Islands taxing authority in connection with (i) the sale and delivery of the Offered Shares by such Selling Shareholder, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery of the Offered ADSs representing the Offered Shares to purchasers thereof by the Underwriters, (iii) the deposit by such Selling Shareholder of the Offered Shares with the Depositary and the Custodian and the issuance and delivery of the Offered ADRs evidencing the Offered ADSs, or (iv) the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement.

(p) No Other Marketing Documents. Such Selling Shareholders have not, prior to the execution of this Agreement, offered or sold any Offered Shares by means of any “prospectus” (within the meaning of the Securitas Act), or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Shares and the Offered ADSs, in each case other than the Prospectus; and such Selling Shareholder shall not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered ADSs, any offering material in connection with the offering and sale of the Offered Shares by such Selling Shareholder, including any free writing prospectus.

(q) Registration Rights. Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration rights to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement.

(r) Pre-Emptive Rights. Such Selling Shareholder does not has, or have waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company.

(s) Business Practices. Neither such Selling Shareholder, nor any of its respective directors, officers, or employees, nor, to such Selling Shareholder’s knowledge, any of its agents or representatives, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, in order to assist the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and such Selling Shareholder has conducted its businesses in compliance with applicable anti-corruption laws.

(t) Sanctioned Activities. (i) Such Selling Shareholder represents that neither such Selling Shareholder nor any of its directors, officers, employees, nor, to its best knowledge after due inquiry, any of its agents, affiliates, or representatives, is a Person that is, or is owned or controlled by a Person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions.

(ii) Such Selling Shareholder represents and covenants that they will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(u) Compliance with Anti-Money Laundering Laws. The operations of such Selling Shareholder are and have been conducted at all times in material compliance with compliance with Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Shareholders, threatened.

(v) Representation of Officer and/or Director. Any certificate signed by any officer or director of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Agreements to Sell and Purchase. Richburg hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the respective numbers of Firm ADSs set forth in Schedule I hereto opposite its name at US$— per ADS (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,935,000 Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Shareholders not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Offered ADSs are to be offered to the public initially at US$— per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$— per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $— per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on —, 2011, or at such other time on the same or such other date, not later than —, 2011, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at [10:00] a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than —, 2011, as shall be designated in writing by you.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Offered ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than — (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or applicable Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement or the ADS Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

(c) Representations and Warranties. The representations and warranties of the Company, Mr. Lai and the Selling Shareholders contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, or applicable Option Closing Date, as the case may be, and each of the Company, Mr. Lai and the Selling Shareholders shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before such date.

(d) Officer’s Certificate. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) Mr. Lai’s Certificate. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by Mr. Lai, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of Mr. Lai contained in this Agreement are true and correct as of such date, and that Mr. Lai has complied with all of the agreements and satisfied all of the conditions on his part to be performed or satisfied hereunder on or before the such date.

(f) CFO’s Certificate. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, a certificate, dated such date, and signed by the Chief Financial Officer of the Company with respect to certain data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus in form and substance satisfactory to the Representative.

(g) Selling Shareholders’ Certificate. The Underwriters shall have received a certificate, dated such Closing Date, of the authorized representatives of each of the Selling Shareholders in which such authorized representatives shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Opinion of U.S. Counsel for Company, Mr. Lai and Selling Shareholders. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Ropes & Gray LLP, United States counsel for the Company, Mr. Lai and the Selling Shareholders, dated such date, substantially in the form of Exhibit A hereto.

(i) Opinion of BVI Counsel for Company and Selling Shareholders. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Walkers, the British Virgin Islands counsel for the Company and the Selling Shareholders, dated such date, substantially in the form of Exhibit B hereto.

(j) Opinion of PRC Counsel for Company. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Jingtian & Gongcheng, PRC counsel for the Company, dated such date, substantially in the form of Exhibit C hereto.

(k) Opinion of Hong Kong Counsel for Company. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Slaughter & May, Hong Kong counsel for the Company, dated such date, substantially in the form of Exhibit D hereto.

(l) Opinion of Counsel for Depositary. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such date, substantially in the form of Exhibit E hereto.

(m) Opinion of U.S. Counsel for Underwriters. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Sullivan & Cromwell LLP, United States counsel for the Underwriters, dated such date, in the form and substance satisfactory to the Representative.

(n) Opinion of PRC Counsel for Underwriters. The Underwriters shall have received on the Closing Date or applicable Option Closing Date, as the case may be, an opinion of Jun He Law Offices, PRC counsel for the Underwriters, dated such date, in the form and substance satisfactory to the Representative.

(o) Accountants’ Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, or applicable Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(p) Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit F hereto, between you and certain officers and directors and all of the shareholders of the Company relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or applicable Option Closing Date, as the case may be.

(q) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs representing such Offered Shares in accordance with the Deposit Agreement.

(r) Execution of Custody Agreement. The Custody Agreement shall have been executed by each of the Selling Shareholders or Attorney-in-Fact on behalf of the Selling Shareholders and certificates in negotiable form representing all of the Offered Shares on such Closing Date by the Selling Shareholders shall have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Shareholders to the Custodian, on or prior to the date at least two business day prior to such Closing Date.

(s) W-8. On or prior to the Closing Date, the Representative shall have received from the Custodian the applicable United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each of the Selling Shareholders.

(t) Certificates in negotiable form representing all of the Offered Shares underlying the Offered ADSs to be sold by the Company and the Selling Shareholders hereunder shall have been placed in custody with the principal Hong Kong office of The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the Depositary.

(u) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the ADRs evidencing the Offered ADSs, the execution, issuance, countersignature and delivery of the Offered ADRs evidencing the Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(v) No Objection to Filing. FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements contemplated hereby.

(w) Listing. The Offered ADSs shall have been duly approved, subject to notice of issuance, for listing on the NYSE.

(x) Eligibility for Clearance and Settlement. On or prior to the Closing Date, the Offered ADSs shall be eligible for clearance and settlement through the facilities of Depositary Trust Company (“DTC”).

(y) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(z) Rule 424(b) Prospectus. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(aa) No Litigation. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency or before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under PRC laws, rules and regulations, the issuance of the Offered Shares or the sale of the Offered ADSs, the listing and trading of the Offered ADSs on the NYSE or the transactions contemplated by this Agreement or the Deposit Agreement.

(bb) No Adverse PRC Regulatory Development. There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications or other applicable PRC laws and regulations which in the sole judgment of the Representative would make it inadvisable to proceed with the public offering or the delivery of the Offered ADSs being delivered at such Closing Date or applicable Option Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(cc) Certificates of Mr. Lai and Ms. Laifan Chu. The Underwriters shall have received on the Closing Date, a certificate from each of Mr. Lai and Ms. Laifan Chu, each dated such date, substantially in the form of Exhibit G and Exhibit H, respectively hereto.

(dd) Memorandum of Hong Kong Counsel for Company. The Underwriters shall have received on the Closing Date, a memorandum of Slaughter & May, Hong Kong counsel for the Company, dated such date, substantially in the form of Exhibit I hereto.

(ee) Others. The Company and the Selling Shareholders shall have furnished to the Representative such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the Closing Date, as the Representative may reasonably request.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

The Representative may, in its sole discretion, waive on behalf of the Underwriters the compliance with any conditions to the obligations of the Underwriters hereunder.

7. Covenants of the Company and Mr. Lai.

Mr. Lai covenants with each Underwriter that he will not exercise his option under the Share Purchase Option Agreement to purchase any of the shares of Newrace Limited from Ms. Laifan Chu (the “Option”) until the expiration of the six-month period following the date of the Prospectus.

The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To advise you promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the three-year period after the date of this Agreement, to furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to you (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(k) To apply the net proceeds to the Company from the sale of the Offered ADSs in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to file such reports with the Commission with respect to the sale of the Offered ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner (i) as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(l) Not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered ADSs.

(m) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs to the Underwriters and on the execution and delivery of this Agreement or the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(n) To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and the applicable Option Closing Date, as applicable.

(o) (i) Not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the British Virgin Islands; (ii) following the consummation of the offering of the Offered ADSs, to use its reasonable efforts to obtain and maintain all approvals required in the British Virgin Islands to pay and remit outside the British Virgin Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) to use its reasonable efforts to obtain and maintain all approvals required in the British Virgin Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p) To comply with the SAFE Rules and Regulations, and to use its reasonable commercial efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(q) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(r) The Company will not engage in any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(s) The Company will not, prior to the delivery of the Offered ADSs on the Closing Date or any Optional Closing Date, as the case may be, issue any press release or other communication directly or indirectly and will hold no press conferences with respect to the Company or any of the Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of the Subsidiaries, or the offering or sale of the Offered ADSs, without the Representative’s prior consent.

(t) The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters and other than the grant of awards under the Company’s existing 2011 share incentive plan that is in effect as of the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, contract to sell, make any short sale of, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or enter into a transaction which would have the same effect (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (other than a registration statement on Form S-8), or (4) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement (other than a registration statement on Form S-8).

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered ADSs to be sold hereunder, or (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

8. Covenants of the Selling Shareholders.

Each Selling Shareholder severally covenants with each Underwriter as follows:

(a) Prior to the Closing Date and each Option Closing Date, such Selling Shareholder (to the extent applicable) will deposit, or cause to be deposited on such Selling Shareholder’s behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date or Option Closing Date, as the case may be.

(b) Such Selling Shareholder will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(c) Such Selling Shareholder will indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement.

(d) Such Selling Shareholder will pay or cause to be paid all taxes, if any, on the transfer and sale of the ADSs being sold by such Selling Shareholder.

(e) Such Selling Shareholder will not, at any time after the execution of this Agreement, offer or sell any Ordinary Shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs, in each case other than the Prospectus.

(f) Each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed applicable United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Expenses. [Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and the Selling Shareholders’ counsel in connection with the registration and delivery of the Offered Shares and Offered ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum or prospectus wrapper in connection with the offer and sale of the Offered ADSs under state securities laws or the laws of such jurisdiction as you may designate and all expenses in connection with the qualification of the Offered ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered ADSs by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement and all costs and expenses incident to listing the Offered ADSs on the NYSE, (vi) all the costs and expenses of qualifying the Offered ADSs for inclusion in the book-entry settlement system of the DTC, (vii) the cost of printing certificates representing the ADRs or Offered Shares, (viii) the costs and charges of any transfer agent, registrar or Depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered ADSs, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment) and (xi) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered ADSs by them and any advertising expenses connected with any offers they may make.]

11. Indemnity and Contribution. (a) The Company and Mr. Lai, to the extent Mr. Lai exercises the Option or otherwise acquires securities (other than the Option) and controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, will, jointly and severally, indemnify and hold harmless each Underwriter, its members, directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company agrees and confirms that references to “affiliates” of the Representative that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each of the Selling Shareholders severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in any case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use therein.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Mr. Lai (to the extent Mr. Lai exercises the Option or otherwise acquires securities (other than the Option) and controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, its directors, its officers who sign the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, Mr. Lai (to the extent applicable) and the Selling Shareholders to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 11(a) and 11(b), and by the Company, Mr. Lai (to the extent applicable) and the Selling Shareholders, in the case of parties indemnified pursuant to Section 11(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a) through 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and Mr. Lai (to the extent applicable) on the one hand and the Underwriters on the other hand in connection with the offering of the Offered ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered ADSs. The relative fault of the Sellers and Mr. Lai (to the extent applicable) on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers, Mr. Lai or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(f) The Sellers, Mr. Lai (to the extent applicable) and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, Mr. Lai (to the extent applicable) and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, Mr. Lai (to the extent applicable) or the Selling Shareholders, officers or directors of the Company and the Selling Shareholders or any person controlling the Company and the Selling Shareholders and (iii) acceptance of and payment for any of the Offered ADSs.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the London Stock Exchange, the NASDAQ Global Market, the Hong Kong Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange, or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, British Virgin Islands, Hong Kong, the PRC or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal or New York State, British Virgin Islands, Hong Kong, PRC or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered ADSs, represents the entire agreement between the Company, Mr. Lai, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered ADSs.

(b) Each of the Sellers acknowledges that in connection with the offering of the Offered ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. Each of the Sellers waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered ADSs.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Submission to Jurisdiction; Appointment of Agent for Service. Each of the Company, Mr. Lai and the Selling Shareholders hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered ADSs or any transactions contemplated hereby. Each of the Company, Mr. Lai and the Selling Shareholders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered ADSs or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company, Mr. Lai and the Selling Shareholders irrevocably appoints Law Debenture Corporate Service Inc., currently of 400 Madison Avenue, 4th Floor, New York, New York, 10017, U.S.A., as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and the Selling Shareholders in any such suit or proceeding. Each of the Company, Mr. Lai and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each of the Company, Mr. Lai and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Judgment Currency. The obligation of Mr. Lai and each Seller pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each Seller and Mr. Lai agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

19. Survival. The respective indemnities, representations, warranties and agreements of the Company, Mr. Lai, the Selling Shareholders, and the Underwriters contained in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement, shall survive the delivery of and payment for the Offered ADSs and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

20. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 25 Cabot Square, Canary Wharf, London, E14 4QA, United Kingdom, to the attention of Head of Capital Markets, with a copy to the Legal Department; and if to the Company, Mr. Lai or the Selling Shareholders shall be delivered, mailed or sent to No. 1608, North Circle Road State Highway, Zhangzhou, Fujian Province 363000, People’s Republic of China, to the attention of Mr. Jianhui Lai and Mr. Yifan Li.

23. No Third-Party Rights. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, Mr. Lai and the Selling Shareholders and to the extent provided in Sections 11 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of ADSs, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

24. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Sections 11, and is fully informed regarding said provisions.

25. Foreign Taxes. All payments made by the Company, Mr. Lai and the Selling Shareholders under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the British Virgin Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company, Mr. Lai or the Selling Shareholders is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company, Mr. Lai or the Selling Shareholders, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable in respect thereof.

[Signature Pages to Follow]

Very truly yours, China Zenix Auto International Limited

By:
Name:
Title:

Mr. Jianhui Lai (PRC ID Number: )

By:

The Selling Shareholders name in Schedule II attached hereto

By:
	Name:	Jianhui Lai (PRC ID Number: )
	Title:	Attorney-in-Fact for and on behalf of the Selling Shareholders named in Schedule II attached hereto

By:
	Name:	Yifan Li (U.S. Passport No.: )
	Title:	Attorney-in-Fact for and on behalf of the Selling Shareholders named in Schedule II attached hereto

[Signature Page 1 of 2 to Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. International plc

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:
Name:
Title:

[Signature Page 2 of 2 to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased	Number of Additional ADSs To Be Purchased

Morgan Stanley & Co. International plc
William Blair & Company, L.L.C.
Oppenheimer & Co. Inc.

Total:	12,900,000	1,935,000

I-1

SCHEDULE II

	Number of Firm ADSs	Number of Additional ADSs if Over-Allotment Option Fully Exercised
The Company

China Zenix Auto International Limited	11,610,000	—

Selling Shareholder
Newrace Limited	—	1,548,000
Richburg Holdings Limited	1,290,000	387,000

Total:	12,900,000	1,935,000

II-1

SCHEDULE III

TIME OF SALE PROSPECTUS

1.	Preliminary Prospectus issued —
2.	—

III-1

SCHEDULE IV

LIST OF SUBSIDIARIES

	Name	Place of Incorporation

1.	China Wheel Limited	Hong Kong
2.	Zhengxing Wheel Group Co., Ltd.	The People’s Republic of China
3.	Zhengxing Group Langfang Wheel Co., Ltd.	The People’s Republic of China
4.	Zhengxing Group Chengdu Wheel Co., Ltd.	The People’s Republic of China
5.	Zhengxing Group Hefei Wheel Co., Ltd.	The People’s Republic of China
6.	Zhengxing Group Benxi Wheel Co., Ltd.	The People’s Republic of China
7.	Hua’an Zhengxing Wheel Co., Ltd.	The People’s Republic of China

IV-1

SCHEDULE V

LIST OF PARTIES TO LOCK-UP AGREEMENT

Name	Capacity/Position

Newrace Limited	Shareholder of the Company

Richburg Holdings Limited	Shareholder of the Company

Jianhui Lai	Chairman of the board of directors and chief executive officer of the Company

Junqiu Gao	Director, deputy chief executive officer and chief sales and marketing officer of the Company

William John Sharp	Independent director of the Company

Xu Gao	Independent director of the Company

Yichun Zhang	Independent director of the Company

Yifan Li	Chief financial officer of the Company

Xichuan Lai	Financial controller of the Company

Guohe Zhang	Chief technology officer of the Company

Jiangjun Yang	Chief production officer of the Company

V-1

EXHIBIT A

FORM OF THE OPINION OF ROPES & GRAY LLP

U.S. COUNSEL FOR THE COMPANY, MR. LAI AND THE SELLING SHAREHOLDERS

A-1

EXHIBIT B

FORM OF THE OPINION OF WALKERS

THE BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY AND THE SELLING

SHAREHOLDERS

B-1

EXHIBIT C

FORM OF THE OPINION OF JINGTIAN & GONGCHENG

PRC COUNSEL FOR THE COMPANY

C-1

EXHIBIT D

FORM OF THE OPINION OF SLAUGHTER & MAY

HONG KONG COUNSEL FOR THE COMPANY

D-1

EXHIBIT E

FORM OF THE OPINION OF EMMET, MARVIN & MARTIN, LLP

COUNSEL FOR THE DEPOSITARY

E-1

EXHIBIT F

[FORM OF LOCK-UP LETTER]

May     , 2011

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

As representative of the several Underwriters in the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Zenix Auto International Limited, a British Virgin Islands company (the “Company”), Mr. Jianhui Lai (“Mr. Lai”) and the selling shareholders named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of American depositary shares (the “ADSs”), each representing four ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, make any short sale of, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs, any securities of the Company that are substantially similar to the Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or any securities of the Company that are substantially similar to the Ordinary Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “Lock-Up Securities”), or enter into a transaction which would have the same effect, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any Lock-Up Securities, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, without Morgan Stanley’s prior written consent. The foregoing sentence shall not apply to (a) the Ordinary Shares as represented by the ADSs to be sold by the Selling Shareholders pursuant to the Underwriting Agreement, or (b) transactions relating to any Lock-Up Securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions, or (c) the exercise of any of the undersigned’s rights to acquire any Lock-Up Securities issued pursuant to the Company’s 2011 share incentive plan, provided that, such plan is in effect as of the date hereof and disclosed in the Prospectus (it being understood that any subsequent sale, transfer or disposition of any Lock-Up Securities issued upon exercise of such rights shall be subject to the restrictions set forth in this agreement), or (d) transfers of any Lock-Up Securities by an individual to a donee as a bona fide gift or upon death through will or intestacy, or (e) transfers of any Lock-Up Securities, for no value or consideration, to a immediate family member, any entity controlled by any immediate family member of the undersigned, or a trust solely for the benefit of the undersigned or the immediate family members of the undersigned, or (f) distribution of the Lock-Up Securities to partners, stockholders or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (d), (e) or (f), (i) each party receives any Lock-Up Securities shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Lock-Up Securities, shall be required or shall be voluntarily made in respect of the transfer or distribution during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of the Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent, registrar and depositary against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned gives prior notice thereof to the Company and to Morgan Stanley and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired (after any extension pursuant to the previous paragraph, as applicable).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, Mr. Lai, the Selling Shareholders and the Underwriters.

This agreement shall terminate automatically if (i) the Company and Morgan Stanley agree in writing not to proceed with the Public Offering, (ii) the registration statement filed with the SEC with respect to the Public Offering is withdrawn or (iii) the Underwriting Agreement has been terminated prior to the purchase of the ADSs by the Underwriters.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT G

FORM OF THE CERTIFICATE OF MR. LAI

G-1

EXHIBIT H

FORM OF THE CERTIFICATE OF MS. LAIFAN CHU

H-1

EXHIBIT I

FORM OF THE MEMORANDUM OF SLAUGHTER & MAY

HONG KONG COUNSEL FOR THE COMPANY

I-1

ANNEX I

FORM OF CUSTODY AGREEMENT

Annex I-1

ANNEX II

FORM OF POWER OF ATTORNEY

Annex II-1